Master Outsourcing and Contract Agreement

This Master Outsourcing and Contract Agreement (hereinafter referred to as the "Agreement") is made and entered into by and between Takaaki MATSUOKA, the owner of Omotesando Helene Clinic (hereinafter referred to as "MATSUOKA") and STEMCELL Co., Ltd. (hereinafter referred to as "STEMCELL") to determine the basic matters related to the outsourcing of operations and the contract for work and others.

Chapter 1 General Provisions

Article 1 Application of Master Agreement

This Agreement shall apply to all agreements executed between the parties with regard to the operations specified in Article 2 during the term hereof (hereinafter referred to as the "Individual Agreement").

Article 2 Subject Operations

1. The following shows the operations related to stem-cell therapy, etc. that are subject to this Agreement (hereinafter the "Subject Operations"):
   (1) Guidance on the cultivation of stem cells that are taken from a patient by MATSUOKA;
   (2) Operations incidental to or associated with the operations specified in the preceding item (hereinafter the operations specified in the preceding item and this item are referred to as the "Contract for work");
   (3) Introduction of patients from STEMCELL to MATSUOKA and collection of prices;
   (4) Guidance on the handling of cells that is provided by STEMCELL to MATSUOKA; and
   (5) Operations incidental to or associated with the operations specified in item (3) through the preceding item (hereinafter the operations specified in item (3) through this item are referred to as the "Outsourced Operations").
2. In this Agreement, the deliverables of the Contract for work are referred to as the "Cultured Cells."

Article 3 Individual Agreement

1. Except as provided herein, the details of the Subject Operations, quantity, price, method of delivery or implementation, date of delivery or implementation, place of delivery or implementation, and other conditions necessary for the performance of the Individual Agreement shall be determined in accordance with the form designated by MATSUOKA each time the Individual Agreement is executed.
2. The Individual Agreement between the parties shall be executed when MATSUOKA issues a

written instruction or any other document describing the above conditions necessary for the performance of the Individual Agreement and STEMCELL accepts it; provided, however, that if STEMCELL does not give any indication within seven (7) days from the date of issuance of the written instruction whether or not it will be accepted, STEMCELL shall be deemed to have expressed its intention to accept it at the time the relevant seven (7) day period has elapsed.

Article 4 Amendment of Individual Agreement

The parties may amend the content of the Individual Agreement in writing if necessary. If any change is made to the price or the delivery date in association with the amendment, the parties shall consult with each other and determine such matters.

Chapter 2 Delivery, Implementation, and Inspection

Article 5 Delivery and Implementation

STEMCELL shall deliver the Cultured Cells to the place designated by MATSUOKA on the delivery date specified in the Individual Agreement and implement the Outsourced Operations at the place designated by MATSUOKA at the time specified in the Individual Agreement.

Article 6 Amendment of Delivery Date or Time of Implementation

1. In cases where STEMCELL desires to deliver the Cultured Cells before the delivery date or implement the Outsourced Operations before the time of implementation for its own reasons, STEMCELL shall obtain the prior approval of MATSUOKA.
2. In cases where the delivery of the Cultured Cells or the implementation of the Outsourced Operations may be delayed, STEMCELL shall immediately inform MATSUOKA of the reason thereof, the expected date of delivery or implementation, and other matters and receive instructions from MATSUOKA.
3. The provisions of the preceding paragraph shall not exempt STEMCELL from its liability for non-performance of the obligations. In this case, MATSUOKA shall not be precluded from claiming damages against STEMCELL.
4. In cases where the delay mentioned in paragraph 2 is caused by a disaster or any other force majeure event, STEMCELL shall not be liable to MATSUOKA for non-performance of the obligations. In this case, the parties shall consult with each other and determine the extension of the delivery date or the time of implementation; provided, however, that if it is impossible to achieve the purpose of the Individual Agreement or perform the Individual Agreement, MATSUOKA may terminate the Individual Agreement.

Article 7 Acceptance Inspection

1. MATSUOKA shall promptly perform an acceptance inspection each time the Cultured Cells are delivered or the Outsourced Operations are performed by STEMCELL in accordance with the inspection method determined by MATSUOKA in advance.
2. MATSUOKA may have a person designated by MATSUOKA perform the inspection provided in the preceding paragraph or replace it with an inspection performed by MATSUOKA's clients, if MATSUOKA thinks it necessary.

Article 8 Measures to Be Taken for Rejected Cultured Cells

1. With respect to the Cultured Cells rejected as a result of the inspection provided in the preceding article, STEMCELL shall promptly deliver replacements in accordance with the MATSUOKA's instructions and receive the inspection again under the preceding article. The same shall apply to all replacements delivered thereafter. If the relevant defect is so serious that the purpose of the Individual Agreement cannot be achieved, MATSUOKA may terminate all or part of the Individual Agreement. In this case, MATSUOKA shall not be precluded from claiming damages against STEMCELL.
2. In cases where the Outsourced Operations are rejected as a result of the inspection provided in the preceding article, STEMCELL shall re-implement all the operations that can be re-implemented depending on the nature of the Outsourced Operations and receive the inspection again under the preceding article. The same shall apply to all the operations re-implemented thereafter. If the relevant defect in the Outsourced Operations is so serious that the purpose of the Individual Agreement cannot be achieved or if the re-implementation is impossible, MATSUOKA may terminate all or part of the Individual Agreement. In this case, MATSUOKA shall not be precluded from claiming damages against STEMCELL.

Article 9 Receipt

In cases where MATSUOKA does not give any indication within seven (7) days from the delivery of the Cultured Cells whether or not the cultured cells will be accepted, MATSUOKA shall be deemed to have accepted the Cultured Cells at the time the relevant seven (7) day period has elapsed.

Article 10 Risks

In cases where the Cultured Cells are lost, damaged, or deteriorate before the receipt thereof by MATSUOKA for a reason not attributable to MATSUOKA, STEMCELL shall bear all the loss, damage, or deterioration to the extent of the contract amount of the Individual Agreement.

Article 11 Warranty against Defects

1. STEMCELL shall be responsible for poor quality, a shortage in the quantity, deterioration, and other defects caused by a discrepancy with the agreed conditions for the Cultured Cells or by any cause arising before the receipt provided in Article 9 during the period specified in the Individual Agreement (hereinafter the "Warranty Period"); provided, however, that if the Individual Agreement does not specify the Warranty Period, it shall be a half-year from the date of receipt of the Cultured Cells under Article 9.
2. In the case of the preceding paragraph, STEMCELL shall immediately deliver replacements upon request of MATSUOKA. In this case, MATSUOKA shall not be precluded from claiming damages against STEMCELL at the same time.

Chapter 3 Payment

Article 12 Issuance of Invoice

In cases where MATSUOKA does not give any indication within seven (7) days from the delivery of the Cultured Cells as provided in Article 9 whether or not the cultured cells will be accepted, STEMCELL shall submit an invoice to MATSUOKA.

Article 13 Payment

When MATSUOKA has received an invoice from STEMCELL under Article 12, MATSUOKA shall make a payment in accordance with the method specified in the Individual Agreement.

Article 14 Prohibition of Assignment of Claims

STEMCELL shall not, without the prior written approval of MATSUOKA, assign any claim held against MATSUOKA to any third party.

Article 15 Set-off

1. In cases where MATSUOKA holds any claim against STEMCELL, MATSUOKA may set off such claim against the amount of debts owed by STEMCELL to MATSUOKA.
2. In cases where any of the items of Article 31 applies to either party, such party shall naturally forfeit the benefit of time for all the debts owed by such party to the other party.

Chapter 4 Work

Article 16 Work

1. STEMCELL shall deliver the Cultured Cells or implement the Outsourced Operations in accordance with the specifications determined by MATSUOKA.
2. In cases where any matter is not determined in MATSUOKA's specifications or where any doubt arises in connection with the specifications, STEMCELL shall immediately notify MATSUOKA of such matter and receive instructions from MATSUOKA.

Article 17 Place of Work

1. Unless otherwise designated by MATSUOKA, STEMCELL shall implement the Contract for work and the Outsourced Operations at the place designated by STEMCELL.
2. In cases where an employee of STEMCELL or an employee of the subcontractor that is approved by MATSUOKA under Article 27 enters MATSUOKA's place of work in connection with the performance of the Individual Agreement, such employee shall observe MATSUOKA's rules and cooperate for the maintenance of safety and order.

Article 18 Workers

STEMCELL shall perform, at its own responsibility, labor management and operations management for its employees engaging in the Contract for work and the Outsourced Operations (including the employees of the subcontractor approved by MATSUOKA under Article 27; hereinafter the "Workers").

Article 19 Guidance

1. STEMCELL shall appoint a responsible person for performing the operations smoothly. The responsible person shall report the progress in the performance of the Contract for work and the Outsourced Operations to MATSUOKA regularly, and MATSUOKA may request STEMCELL as needed that the progress in the performance of the Contract for work and the Outsourced Operations be reported.
2. MATSUOKA may give guidance or instructions to STEMCELL as needed about the quality of the Cultured Cells and the progress, etc. in the performance of the Contract for work and the Outsourced Operations.
3. MATSUOKA may enter STEMCELL's place of work for the purpose of the preceding paragraph.

Chapter 5 Lent Items

Article 20 Lent Items

MATSUOKA shall lend STEMCELL facilities, apparatuses (including computers), accessories, technical materials, etc. (hereinafter referred to as the "lent items") necessary to carry out the Contract for work or the Outsourced Operations when it is deemed necessary by MATSUOKA.

2. Use time for which the computer, which is lent free of charge, is used shall be limited to the use time (hours) stipulated in the specifications by MATSUOKA (when it is not stipulated in the specifications or when there are no specifications, it shall be limited to the use time (hours) separately specified by MATSUOKA). When STEMCELL wishes to use the computer beyond the above use time, STEMCELL shall bear expenses for this excessive use unless the excessive use is caused by reasons attributable to MATSUOKA.

Article 21 Management of Lent Items

STEMCELL shall keep lent items with due care of a prudent manager and compensate MATSUOKA for all damages to lent items caused by loss, damage, or degeneration due to reasons that are not attributable to MATSUOKA.

Article 22 Prohibition of use of Lent Items

STEMCELL shall not use the lent items for any purpose other than the purpose for which they are lent.

Article 23 Return of Lent Items

When the Individual Agreement terminates or is canceled or when MATSUOKA requests the return of the lent items, STEMCELL shall immediately return the lent items to MATSUOKA.

Article 24 Technical Information, etc.

1. MATSUOKA shall give STEMCELL technical guidance such as lending technical materials and providing technical information, etc. to the extent that MATSUOKA deems necessary for STEMCELL to fulfill the Individual Agreement.
2. STEMCELL shall keep the technical materials, technical information, etc. provided by MATSUOKA under the preceding paragraph with due care of a prudent manager, and shall not use such materials and information for any purpose other than for the purpose of fulfilling the Individual Agreement, let any third party use them, or disclose them to any third party without obtaining the written consent of MATSUOKA.

3. STEMCELL shall not reproduce the technical materials, the technical information, etc. lent/ provided by MATSUOKA under paragraph 1 without obtaining the consent of MATSUOKA in advance.
4. In cases where the technical materials and information, etc. lent/ provided by MATSUOKA under paragraph 1 are licensed from a third party by a license agreement between the third party and MATSUOKA, STEMCELL shall comply with all the obligations under the license agreement.
5. When this Agreement or the Individual Agreement terminates or is canceled or when MATSUOKA requests the return of the technical materials, the technical information, etc. by MATSUOKA under paragraph 1, STEMCELL shall return all the above materials and information, etc. (including photocopies thereof) without delay.

Chapter 6 Miscellaneous Provision

Article 25 Obligations to inform

After this Agreement is concluded, if any change in each party's important business matters such as a change of the trade name, a rise or fall in Capital, a change of the representative, consolidation, reorganization, relocation of an office, factory, etc. occurs, then the party shall immediately notify the other party by submitting a survey slip, a written notice, etc. in the prescribed form.

Article 26 Procedure for overcoming problem

When a problem related to the implementation of the Individual Agreement occurs, STEMCELL shall solve this problem at its own expense and responsibility. However, this shall not apply if the problem is caused by a reason attributable to MATSUOKA.

Article 27 Prohibition of Re-entrustment

1. STEMCELL shall not further entrust the entrusted business under the Individual Agreement to any third party without obtaining a written consent from MATSUOKA.
2. If STEMCELL further entrusts the entrusted business to a third party after obtaining a written consent from MATSUOKA under the preceding paragraph, STEMCELL shall assure that the third party also complies with this Agreement and the Individual agreement.

Article 28 Confidentiality

1. STEMCELL shall not divulge any confidential matters about the businesses, etc. of MATSUOKA or his customers that STEMCELL may learn in connection with the implementation of this Agreement or the Individual Agreement (including technical materials, technical information, etc. lent/provided by MATSUOKA under Article 24) during the terms of this Agreement and the Individual Agreement or thereafter.
2. STEMCELL shall also assure that their workers comply with paragraph 1.
3. To secure the fulfillment of the obligation under paragraphs 1 and 2, MATSUOKA may instruct STEMCELL to take necessary measures at any time.
4. In cases where STEMCELL fails to fulfill the obligation under paragraphs 2 and 3, or to carry out the directors under the preceding paragraph, MATSUOKA may request STEMCELL to compensate it for damages caused by the failure.

Article 29 Jurisdiction

Disputes which may arise between the parties in connection with this Agreement or the Individual Agreement shall be subject to the exclusive jurisdiction of the Tokyo District Court.

Article 30 Special Agreement

The parties may add a special clause to the Individual Agreement or make a special agreement different from this Agreement in cases where it is particularly necessary for the fulfilment of the Individual Agreement.

Article 31 Cancellation and Damage Compensation

Either party may cancel all or part of this Agreement or the Individual Agreement without giving any notice to the other in the following cases:

(1) in a case where there is a violation of this Agreement or the Individual Agreement by the other party.

(2) in a case where the other party is likely to default in the fulfilment of the Individual Agreement by the delivery date agreed to by the parties, or according to the timing of implementation thereof due to reasons attributable to the other party.

(3) in a case where a dishonest or unfair act related to the implementation of this Agreement or the Individual Agreement is committed by the other party.

(4) in a case where the other party is subject to a punishment such as the rescission, suspension or others of the permission for carrying on business by the competent government agency.

(5) if the other party is subject to an attachment of assets, a provisional attachment of assets, a provisional disposition, or a disposition for unpaid taxes, if rehabilitation procedures or proceedings in bankruptcy or public auction are instituted against the other party, or the rehabilitation procedures, the civil rehabilitation proceedings or proceedings in bankruptcy are instituted by the other party.

(6) in a case where a bill or a check the other party issues or accepts is dishonored.

(7) in a case where the other party suspends payments; and

(8) in a case where the financial condition of the other party is deteriorated or there are sufficient reasons for assuming there is a possibility of deterioration thereof.

2. If the party suffers damages due to one of the above-listed cases occurring, the party may claim the damages without giving any notice to the other party.

3. When any of the cases under Items (4) to (8) of paragraph 1 occurs to either party, the party shall immediately notify the other party of it.

Article 32 Steps after Termination or Cancellation

Upon termination or cancellation of this Agreement or the Individual Agreement, STEMCELL shall immediately hand over to MATSUOKA the cultures (including culturing ones) to be delivered to MATSUOKA. In this case, MATSUOKA shall pay an amount of money determined through consultation of the parties in a payment manner stipulated in Article 13.

Article 33 Duration

This Agreement shall remain in force for a period from July 1, 2016 to June 30, 2017 and shall remain in force for one additional year unless any notice is provided by either party to the other within 3 months before the expiration of the first one year period.

This also applies to each of the subsequent periods.

Article 34 Discussion

Any matter which is not provided in this Agreement or the Individual Agreement, or any question or change which arises in this Agreement shall be discussed separately and settled by the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals so that each party may keep one copy.

Date: June 30, 2016

Address:

Name: Takaaki MATSUOKA

Address:

Name: STEMCELL Co., Ltd.

Name of Representative: